Exhibit 10.2
Execution Version

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
among
POST HOLDINGS, INC.,
certain of its Subsidiaries,
and
BARCLAYS BANK PLC,
as Administrative Agent
Dated as of March 18, 2020

i

ii

SCHEDULES

1	Notice Addresses of Guarantors
2	Description of Pledged Investment Property
3	Exact Legal Name, Location of Jurisdiction of Organization, Chief Executive Office
4	[Reserved]
5	Copyrights, Patents, Trademarks and Other Intellectual Property
6	Commercial Tort Claims
7	Filings and Other Actions Required to Perfect Security Interests

EXHIBITS

A-1	Form of [Copyright][Patent][Trademark] Security Agreement
A-2	Form of After-Acquired [Copyright][Patent][Trademark] Security Agreement

ANNEXES

1	Assumption Agreement

iii

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 18, 2020, among each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), and BARCLAYS BANK PLC, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as amended, restated, supplemented, replaced, or otherwise modified from time to time, the “Credit Agreement”), among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, Barclays Bank PLC, as administrative agent, the Borrower and the other grantors from time to time thereto are parties to the Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017 (the “Existing GCA”);
WHEREAS, Barclays Bank PLC, as administrative agent, the Borrower and the other Grantors hereby amend and restate the Existing GCA into this Agreement;
WHEREAS, the Administrative Agent, the Lenders and the Borrower have entered into the Credit Agreement, dated as of the date hereof, which amends and restates the Borrower’s existing Amended and Restated Credit Agreement, dated as of March 28, 2017, by and among the Administrative Agent, the Lenders and the Borrower (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds from extensions of credit under the Credit Agreement will be used (a) to pay the fees, costs and expenses related to the Revolving Credit Facility, (b) for the ongoing working capital requirements of the Borrower and its subsidiaries and (c) for working capital, acquisitions, Investments and for other general corporate purposes not in contravention of any Law or of any Loan Document;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to (i) the effectiveness of the amendment and restatement of the Original Credit Agreement into the Credit Agreement and (ii) the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement thereafter that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the other Secured Parties to enter into certain hedging and cash management agreements with the Grantors and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I.
DEFINED TERMS
Section 1.1    Definitions.
(a)    Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and capitalized terms used herein but not defined herein nor in the Credit Agreement shall have the meanings giving to them in the New York UCC, including but not limited to the following terms (provided that to the extent the New York UCC is used to define any of the following terms and such term is defined differently in deferent Articles of the New York UCC, the definition of such term contained in Article 9 of the New York UCC shall govern): Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“After-Acquired Intellectual Property Security Agreement” shall mean an After-Acquired Copyright Security Agreement, After-Acquired Patent Security Agreement or After-Acquired Trademark Security Agreement, as applicable, executed by one or more Grantors pursuant to Section 5.9(m), in substantially the form of Exhibit A-2.
“Agreement” shall mean this Second Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940.
“Cash Collateral Deposit Accounts” shall mean any Deposit Account pledged to secure obligations in respect of ordinary course cash management arrangements and commodity Swap Contracts to the extent permitted under Section 7.01(x) of the Credit Agreement.
“Collateral” shall have the meaning set forth in Article 3 hereof.
“Collateral Account” shall mean (i) any collateral account established by the Administrative Agent as provided in Sections 6.1 or 6.4 or (ii) any cash collateral account established as provided in Sections 2.15 or 8.02 of the Credit Agreement.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Copyright License” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof) and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Discharge of the Obligations” shall mean and shall have occurred when (i) all Obligations shall have been paid in full in cash in immediately available funds and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination, (b) contingent obligations as to which no claim has been asserted, and (c) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Qualified Counterparties shall have been made), (ii) no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Issuing Lender shall have been made) and (iii) all Commitments shall have terminated or expired.
“Excluded Assets” shall mean (i) any fee-owned real property and improvements and fixtures thereon, and all leasehold interests in real property and improvements and fixtures thereon, (ii) Excluded Deposit Accounts, (iii) Cash Collateral Deposit Accounts, (iv) assets of any Unrestricted Subsidiary, (v) any Equity Interests in (A) any Immaterial Subsidiary, (B) any Unrestricted Subsidiary, (C) any other non-wholly owned entity (“other non-wholly owned entity” being defined as any such entity that is an “Excluded Subsidiary” pursuant to clause (f) of the definition thereof) and (D) any Person other than wholly-owned Subsidiaries to the extent a pledge of such Equity Interests would not be permitted by the terms of such entity’s organizational or joint venture documentation (and the consent of the members, managers or equityholders, as applicable, has not been obtained), (vi) property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Grantors which has not been obtained as a condition to the creation of any other Lien on such property, (vii) any permit, lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to such Grantor or (b) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a) or (b) above; provided, further, that the exclusions referred to in clause (vii) of this definition shall not include any Proceeds of any such permit, lease, license, contract or agreement, (viii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ix) all Vehicles (and all attachments, accessions and parts (including spare parts)), except to the extent perfected by the filing of a UCC financing statement, (x) all aircraft (and all attachments, accessions and parts (including spare parts)), (xi) any asset for which the recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition to perfection thereof, (xii) Equity Interests in any Disregarded Domestic Subsidiary and Equity Interests

consisting of Foreign Subsidiary Voting Stock to the extent a pledge thereof would cause a Deemed Dividend Problem and (xiii) any asset to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties afforded thereby as reasonably determined by the Borrower and the Administrative Agent.
“Excluded Deposit Account” shall mean, with respect to each Grantor, each (i) payroll account of such Grantor so long as the funds on deposit therein at any time do not exceed the then aggregate accrued payroll obligations of such Grantor, (ii) deposit account maintained in connection with an employee benefit plan provided to such Grantor’s employees to the extent the funds on deposit therein are held for the benefit of such Grantor’s employees and are not the assets of such Grantor, (iii) tax withholding or fiduciary account not otherwise described in this definition, (iv) offshore investment accounts, (v) overnight investment accounts, (vi) any accounts of any Grantor holding funds in escrow with respect to any proposed, pending or consummated Permitted Acquisition or Investment in the nature of an acquisition, or any accounts of any Grantor holding funds for the benefit of any insurance carrier of any Grantor, (vii) accounts for which Grantor is required to give “control” (within the meaning of the applicable Uniform Commercial Code), including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement and (viii) petty cash account of such Grantor provided that the petty cash accounts of the Grantors shall cease to constitute Excluded Deposit Accounts if the aggregate funds on deposit in all petty cash accounts of the Grantors taken together exceed $5,000,000 at any one time.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests of any Foreign Subsidiary which is a Restricted Subsidiary.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the Closing Date and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Contracts and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and Authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.
“Guarantors” shall mean the collective reference to each Grantor and, for the avoidance of doubt, shall include the Borrower (only with respect to Secured Cash Management Obligations of the other Guarantors and the Secured Swap Obligations of the other Guarantors). For the avoidance of doubt, no Foreign Subsidiary (or any direct or indirect Subsidiary thereof) or Disregarded Domestic Subsidiary shall be a Guarantor under this Agreement if it would result in a Deemed Dividend Problem.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the additional insured or loss payee thereof).
“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation or impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, executed by one or more Grantors pursuant to Section 5.9(l), in substantially the form of Exhibit A-1.
“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
“Issuers” shall mean the collective reference to each issuer of a Pledged Security.
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or remedies with respect to the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “New York UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

“Obligations” shall mean all Obligations (as defined in the Credit Agreement) including, without limitation, those arising under Article 2 hereof; provided, however, that Obligations shall not include any Excluded Swap Obligations.
“Obligee Guarantor” shall have the meaning set forth in Section 2.8.
“Original Credit Agreement” shall have the meaning set forth in the recitals.
“Patent License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, and all improvements thereon, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement and other violation thereof) and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Permitted Exceptions” shall have the meaning set forth in Section 3(a).
“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests, and shall not include any of the foregoing to the extent it comprises Excluded Assets; and provided further, however, that in no event shall “Pledged Alternative Equity Interests” include any Excluded Assets.
“Pledged Commodity Contracts” shall mean all commodity contracts to which any Grantor is party from time to time; provided, however, that in no event shall “Pledged Commodity Contracts” include any Excluded Assets.
“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that in no event shall “Pledged Debt Securities” include any Excluded Assets.
“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests; provided, however, that in no event shall “Pledged Equity Interests” include any Excluded Assets.

“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged LLC Interests” include any Excluded Assets.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), and all Intercompany Notes at any time issued to any Grantor; provided, however, that in no event shall “Pledged Notes” include any Excluded Assets.
“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Section 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Partnership Interests” include any Excluded Assets.
“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Stock” include any Excluded Assets.
“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall “Pledged Trust Interests” include any Excluded Assets.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
“Pledged Security Entitlements” shall mean all security entitlements of any Grantor; provided, however, that in no event shall “Pledged Security Entitlements” include any Excluded Assets.
“Proceeds” shall mean all “proceeds” as such term is defined in the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Qualified Counterparty” shall mean each Person who is a counterparty to a Secured Cash Management Agreement or a Secured Hedge Agreement.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Secured Parties” shall mean collectively, the Administrative Agent, the Lenders, the L/C Issuer, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement; provided that no Hedge Bank or Cash Management Bank shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Trademarks” shall mean (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof) and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.
“Trade Secrets” shall mean (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations or other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trade Secret Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof, and damages and payments for past, present or future misappropriations and other violations thereof) and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.
Section 1.2    Other Definitional Provisions.
(a)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
Section 1.3    Schedule Updates. Notwithstanding anything contained herein to the contrary, no Grantor shall have any obligation to update any Schedule attached hereto prior to the delivery of the items required by Section 6.01(b) of the Credit Agreement for the fiscal quarter ending June 30, 2020.
ARTICLE 2.
GUARANTEE
Section 2.1    Guarantee.
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Guarantor, including the Borrower, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)    Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or other Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements on the Closing Date. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Article 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Article 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Article 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Article 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and such other obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then, subject to Section 2.2(d), such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Article 2 hereof will be deemed to be enforceable and payable after the guaranty under Article 2 hereof. To the fullest extent permitted by applicable Law, this Section 2.1(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.
(c)    Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of any Secured Party hereunder.
(d)    The guarantee contained in this Article 2 shall remain in full force and effect until the Discharge of the Obligations.
(e)    No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of the Obligations.
Section 2.2    Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:
(a)    If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower or Secured Hedge Agreement or Secured Cash Management Agreement entered into by the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b)    If such payment is made by a Guarantor (including the Borrower) or from its property in respect of Obligations of another Guarantor (including the Borrower), such Guarantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, as applicable and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.
(c)    If and whenever any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.1(b), 2.2(a) or 2.2(b), such Grantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely after Discharge of the Obligations and solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then, after Discharge of the Obligations, the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.
(d)    All rights and claims arising under Section 2.1(b) or this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects prior to the Discharge of the Obligations. Until Discharge of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.
(e)    The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)    Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
Section 2.3    Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith or with any of the other Obligations may be amended, modified, supplemented or terminated, in whole or in part and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, in each case, in accordance with the terms of this Agreement and the other Loan Documents. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto.
Section 2.4    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Grantor for the Obligations, or of such other Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance other than Discharge of the Obligations. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.5    Reinstatement. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 2.6    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent’s Office as specified in the Credit Agreement.
Section 2.7    Bankruptcy, Etc.
(a)    Until Discharge of the Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower or any other Guarantor of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
Section 2.8    Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”) whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor upon the occurrence and during the continuance of an Event of Default shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 2.9    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this Guaranty, as it relates to such Grantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE 3.
GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
(a)    Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Contracts;
(iv)    all Deposit Accounts;
(v)    all Documents;
(vi)    all Equipment;
(vii)    all General Intangibles;
(viii)    all Instruments;
(ix)    all Insurance;
(x)    all Intellectual Property;

(xi)    all Inventory;
(xii)    all Investment Property;
(xiii)    all Letter of Credit Rights;
(xiv)    all Money;
(xv)    all Vehicles;
(xvi)    all Goods not otherwise described above;
(xvii)    any Collateral Account;
(xviii)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;
(xix)    Commercial Tort Claims now or hereafter described on Schedule 6; and
(xx)    to the extent not otherwise included, all other personal property of the Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include the Excluded Assets. Further, (A) no Grantor shall be required to take any action with respect to the perfection of security interests in (a) any asset specifically requiring perfection through a control agreement or other control arrangements other than in respect of Pledged Equity Interests and Investment Property to the extent required by Section 5.2 below, (b) aircraft and Vehicles and other assets subject to certificates of title, except, in each of the foregoing cases, to the extent a security interest therein can be perfected by filing a UCC financing statement (and, for the avoidance of doubt, no Grantor shall be obligated to note any Lien on a certificate of title or similar document), (c) Letter of Credit Rights to the extent that a security interest therein cannot be perfected as supporting obligations on the primary collateral by filing a UCC financing statement, and (d) the Excluded Assets, (B) no Grantor shall be required to seek or obtain any landlord lien waiver, estoppel, warehousemen waiver or other collateral access or similar letter agreement, and (C) no Grantor shall be required to take actions to perfect the security interests of the Administrative Agent with respect to any Collateral for which security interests are perfected by a method other than the filing of a financing statement unless this Agreement expressly requires such Grantor to take such perfection action (the “Permitted Exceptions”).
(b)    Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties on the Closing Date and on the date of each Credit Extension as contemplated by Section 4.02 of the Credit Agreement (except, for avoidance of doubt, in each case to the extent that such representations and warranties specifically refer to an earlier date or the Closing Date, in which case they shall be true and correct as of such earlier date or the Closing Date, as applicable):
Section 4.1    Representations in Credit Agreement. The representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties (i) expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (ii) that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any qualification therein) in all respects and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.
Section 4.2    Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. Except with respect to Permitted Liens, no financing statement, with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
Section 4.3    Perfected First Priority Liens. Other than with respect to the Permitted Exceptions, the security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 7 (all of which, in the case of all filings and other documents referred to on said Schedule 7, have been delivered to the Administrative Agent duly completed and executed (where applicable) in form suitable for filing, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens. Other than with respect to the Permitted Exceptions, without limiting the foregoing, each Grantor has taken all actions necessary in accordance with the Loan Documents to establish the Administrative Agent’s “control” (within the meanings of Section 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities (each as defined in the New York UCC) to the extent required by Section 5.2.

Section 4.4    Name; Jurisdiction of Organization, etc. On the Closing Date, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and, if such Grantor is not a registered organization (as defined in the UCC), the location of such Grantor’s chief executive office are specified on Schedule 3. On the Closing Date, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 3, on the Closing Date, it has not changed its name, jurisdiction of organization, chief executive office (in the case of any Grantor that is not a registered organization (as defined in the UCC)) or its type of entity in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and, except with respect to Permitted Liens, is not currently bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
Section 4.5    Intentionally Omitted.
Section 4.6    Intentionally Omitted.
Section 4.7    Investment Property.
(a)    Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor with a face value, in each case, in excess of $15,000,000, and all of such Pledged Debt Securities and Pledged Notes have been, to Grantor’s knowledge (although no knowledge qualifier shall be applicable to any Pledged Debt Securities and Pledged Notes issued by a Grantor or any Subsidiary thereof) duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Each Grantor is the sole entitlement holder or customer of each “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” owned by it, and such Grantor has not consented to, and has no knowledge of, any Person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than an Excluded Account) or any securities, commodities or other property credited thereto, except Permitted Liens and except to the extent constituting Excluded Assets.
(b)    The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor other than any such Equity Interests that are Excluded Assets.
(c)    All of the shares of the Pledged Equity Interests have been duly and validly issued and, if applicable, are fully paid and nonassessable.

(d)    As of the Closing Date, the terms of the limited liability company or operating agreement or partnership agreement that governs any uncertificated Pledged LLC Interests or Pledged Partnership Interests, respectively, do not provide certificates for such interests and do not provide that such interests are securities governed by the Uniform Commercial Code of any jurisdiction.
(e)    [Reserved].
(f)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
Section 4.8    Receivables. On the Closing Date, no amount in excess of $7,500,000 individually or $15,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Administrative Agent in accordance with Section 5.2. To the knowledge of each Grantor, each Receivable of such Grantor at the time of its creation (i) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is enforceable in accordance with its terms, (iii) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to rebates, refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and disputes arising in the ordinary course of business) and (iv) is in compliance in all material respects with all applicable Laws.
Section 4.9    Intellectual Property.
(a)    Schedule 5 lists all issued Patents and Patent applications, registered Trademarks and Trademark applications, and registered Copyrights and Copyright applications owned by such Grantor (such Intellectual Property, together with all other Intellectual Property owned by such Grantor (with respect to each Grantor, such Grantor’s “Grantor Intellectual Property”), in each case which is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole and owned by a given Grantor (with respect to each Grantor, such Grantor’s “Material Grantor Intellectual Property”)) on the Closing Date. Except as set forth in Schedule 5, on the Closing Date, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Material Grantor Intellectual Property and is otherwise entitled to use all such Material Grantor Intellectual Property, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.
(b)    All Material Grantor Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Material Grantor Intellectual Property in connection therewith infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(c)    On the Closing Date, except as set forth in Schedule 5, there are no other agreements, orders or judgments which impair the use of any Material Grantor Intellectual Property, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(d)    The rights of such Grantor in or to the Material Grantor Intellectual Property do not infringe, misappropriate, dilute or otherwise violate the rights of any third party, and no claim has been asserted that the use of any Material Grantor Intellectual Property does or may infringe, misappropriate, dilute or otherwise violate the rights of any third party, in either case, which infringement, misappropriation, dilution or other violation could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, there is currently no infringement, misappropriation, dilution or unauthorized use of any item of Material Grantor Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(e)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Grantor Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Material Grantor Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses that could reasonably be expected to have a Material Adverse Effect.
(f)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit or question the validity of any Material Grantor Intellectual Property or such Grantor’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright or any other right of any third party that could reasonably be expected to have a Material Adverse Effect, or (iii) alleging that any such Material Grantor Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Material Grantor Intellectual Property or upon the rights of such Grantor therein and that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Material Grantor Intellectual Property except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(g)    With respect to each Copyright License, Trademark License and Patent License to which such Grantor is a party, except in such cases where it could not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect, (ii) to the extent any such Copyright License, Trademark License or Patent License is not Excluded Assets such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license, (iii)  such Grantor has not received any notice of a breach or default under such license and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license that could reasonably be expected to have a Material Adverse Effect.
(h)    On the Closing Date, except as set forth in Schedule 5, or except which could not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Grantor Intellectual Property in full force and effect and has made commercially reasonable efforts to protect and maintain its interest therein except in such cases where such Grantor has determined in its reasonable business judgment to no longer maintain any such item of Material Grantor Intellectual Property. Such Grantor has, where practical, used statutory notice in marking in connection with its use of each Patent, Trademark and Copyright included in the Material Grantor Intellectual Property except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i)    [Reserved].
(j)     Such Grantor has made all filings and recordations necessary, in its reasonable business judgment, to adequately protect its interest in its Material Grantor Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(k)    Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Material Grantor Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Material Grantor Intellectual Property use such consistent standards of quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(l)    No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Grantor Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries and that could reasonably be expected to have a Material Adverse Effect.
Section 4.10    Commercial Tort Claims. No Grantor has any commercial tort claims in excess of $20,000,000 other than those described on Schedule 6, which shall be amended by the Borrower from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, to reflect any additional commercial tort claims arising since such schedule was last delivered.
ARTICLE 5.
COVENANTS
Each Grantor covenants to and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of the Obligations:
Section 5.1    Intentionally Omitted.
Section 5.2    Delivery and Certificated Securities and Pledged Notes Outside of the Ordinary Course.
(a)    If any of the Collateral having a fair market value or in a principal amount in excess of $15,000,000 individually is or shall become evidenced or represented by any Instrument, Certificated Security or Pledged Note, such Instrument, Certificated Security (other than checks received in the ordinary course of business) or Pledged Note, as applicable, shall be delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable.
(b)    If any Pledged Equity Interest is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form reasonably satisfactory to the Administrative Agent.

(c)    [Reserved].
(d)    [Reserved].
(e)    Subject to the terms hereof, in addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the laws of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction, to insure the validity, perfection and priority of the security interest of the Administrative Agent.
Section 5.3    Intentionally Omitted.
Section 5.4    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Other than with respect to the Permitted Exceptions, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever other than the holders of Permitted Liens.
(b)    Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
Section 5.5    Intentionally Omitted.
Section 5.6    Intentionally Omitted.
Section 5.7    Investment Property.
(a)    If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer (unless (x) such liquidation or dissolution was not prohibited by the Credit Agreement, or (y) no Event of Default shall have occurred and be continuing) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor (unless (x) arising from a liquidation or dissolution that was not prohibited by the Credit Agreement, or (y) no Event of Default shall have occurred and be continuing), such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)    [Reserved].
(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent in writing concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, of the occurrence of any of the events described in Section 5.7(a) hereof with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 hereof with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and to the transfer in compliance with the Loan Documents and all applicable laws of any Pledged Security to the Administrative Agent or its nominee during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
Section 5.8     Intentionally Omitted.
Section 5.9    Intellectual Property.
(a)    Such Grantor (either itself or through licensees) will (i) continue to use each Trademark included in the Grantor Intellectual Property other than those Trademarks no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (“Grantor Trademarks”) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Grantor Trademarks in full force free from any claim of abandonment for non-use except where the failure to so use could not reasonably be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such Grantor Trademarks and take all reasonably necessary steps to ensure that all licensed users of such Grantor Trademarks maintain as in the past such quality except where the failure to so maintain could not reasonably be expected to have a Material Adverse Effect and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Grantor Trademark may become invalidated or materially impaired in any way except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect.
(b)    Such Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any Patent included in the Grantor Intellectual Property other than those Patents no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (collectively, “Grantor Patents”) may become forfeited, abandoned or dedicated to the public except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect.

(c)    Such Grantor (either itself or through licensees) (i) will in its reasonable business judgment, employ each Copyright included in the Grantor Intellectual Property other than those Copyrights no longer deemed necessary or desirable in such Grantor’s reasonable business judgment (collectively, “Grantor Copyrights”) except where the failure to take such action or such inaction could not reasonably be expected to have a Material Adverse Effect and (ii) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Grantor Copyrights may become invalidated or otherwise impaired, except in such circumstances that could not reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) knowingly do any act whereby Grantor Copyrights may fall into the public domain, except as could not reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor (either itself or through licensees) will not do any act that knowingly infringes, misappropriates, dilutes or otherwise violates the intellectual property rights of any other Person except where such use could not reasonably be expected to have a Material Adverse Effect.
(e)    Such Grantor (either itself or through licensees) will, where practical, use statutory notice marking in connection with the use of each Patent, Trademark and Copyright owned by such Grantor except where the failure to use such notices could not reasonably be expected to have a Material Adverse Effect.
(f)    Such Grantor will notify the Secured Parties promptly if it knows that any application or registration relating to any Grantor Intellectual Property has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Grantor Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except for circumstances which could not reasonably be expected to have a Material Adverse Effect.
(g)    Following such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, such Grantor will, if consistent with its reasonable business judgment, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or other appropriate office.
(h)    Such Grantor will take steps, in its reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application in respect of (and to obtain the relevant registration in respect of) and to maintain each registration in respect of, Grantor Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(i)    Promptly following any Grantor having knowledge of any of the following, such Grantor shall notify the Administrative Agent of (i) any Trade Secrets of such Grantor having been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person, (ii) any employee, independent contractor or agent of such Grantor having misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor, and (iii) any employee, independent contractor or agent of such Grantor being in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property, except where any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(j)    In the event that any Material Grantor Intellectual Property is known by any such Grantor to be infringed, misappropriated or diluted by a third party, such Grantor shall take such actions (or choose not to take any action) as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Grantor Intellectual Property.
(k)    Such Grantor agrees that, should it, (x) either by itself or through any agent, employee, licensee or designee, file an application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or in any political subdivision of any of the foregoing or (y) otherwise obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Article 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral and (iii) only with respect to After-Acquired Intellectual Property consisting of issued Patents and pending Patent applications, registered Trademarks and applications for the registration of Trademarks, and registered Copyrights and applications to register Copyrights, it or the Borrower shall provide the Administrative Agent, at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, for the period in which such Grantor acquires such ownership interest (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion), with an amended Schedule 5 hereto and take the actions specified in Section 5.9(m) hereof with respect to such Intellectual Property in the United States or Canada.
(l)    Such Grantor agrees to execute one or more Intellectual Property Security Agreements, as applicable, with respect to Collateral consisting of its registered Copyrights and applications to register Copyrights, registered Trademarks and applications for the registration of Trademarks, and issued Patents and pending Patent applications, in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and/or the Canadian Intellectual Property Office, as applicable. For the avoidance of doubt, no Grantor shall be obligated to execute an Intellectual Property Security Agreement with respect to its Copyrights Licenses, Trademarks Licenses, Patents Licenses or Trade Secret Licenses.
(m)    Such Grantor agrees to execute one or more After-Acquired Intellectual Property Security Agreements with respect to its After-Acquired Intellectual Property consisting of its registered Copyrights and applications to register Copyrights, registered Trademarks and applications for the registration of Trademarks, and issued Patents and pending Patent applications, in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and/or the Canadian Intellectual Property Office, as applicable. For the avoidance of doubt, no Grantor shall be obligated to execute an Acquired-Acquired Intellectual Property Security Agreement with respect to its Copyrights Licenses, Trademarks Licenses, Patents Licenses or Trade Secret Licenses.
(n)    Such Grantor shall take commercially reasonable steps as it determines in its reasonable business judgment to protect the secrecy of all Trade Secrets included in the Material Grantor Intellectual Property.

Section 5.10    Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of a commercial tort claim in excess of $20,000,000, such Grantor shall provide the Administrative Agent with an amended Schedule 6 hereto describing the details thereof concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable.
Section 5.11    Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not (i) except as set forth in clause (ii) below, change its legal name, jurisdiction of organization (or, if not a registered organization (as defined in the UCC), the location of its chief executive office) from that referred to in Schedule 3 (as supplemented from time to time by an Assumption Agreement) or (ii) change its legal name or jurisdiction of organization to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading, in each case, unless such Grantor (x) provides the Administrative Agent with written notice promptly (not to exceed 30 days unless the Administrative Agent in its sole discretion agrees to a longer period of time) following such change and (y) promptly authorizes the Administrative Agent to make all filings required under the UCC or other applicable law and takes all other actions reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions).
ARTICLE 6.
REMEDIAL PROVISIONS
Section 6.1    Certain Matters Relating to Receivables.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.
(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
Section 6.2    Communications with Obligors; Grantors Remain Liable.
(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.

(b)    After the occurrence and during the continuance of an Event of Default, (i) the Administrative Agent may notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein and (ii) the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Section 6.3    Pledged Securities.
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, unless prohibited by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would impair in any material respect the Collateral taken as a whole or which would result in an Event of Default.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of its intent to exercise its rights under this Section 6.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. If an Event of Default shall occur and be continuing, in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) if an Event of Default shall have occurred and be continuing, at Administrative Agent’s request, without any other or further instructions from such Grantor, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

Section 6.4    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6.4, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.
Section 6.5    Application of Proceeds. At such intervals as may be mutually agreed in writing upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.12(g) of the Credit Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6 hereof) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the following order:
First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents, any Secured Hedge Agreements, and any Cash Management Agreements;
Second, to the Administrative Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance of such Proceeds remaining after Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
Section 6.6    Code and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable Law or in equity. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If an Event of Default shall occur and be continuing, each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the New York UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, such amount to be apportioned ratably to the Obligations of the Secured Parties in accordance with their pro rata share of such Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
(b)    The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it of any rights hereunder.

(c)    In the event of any Disposition of any of the Grantor’s Intellectual Property in accordance with this Section 6.6, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with any documents and things embodying Grantor’s know-how and expertise relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Grantor Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
Section 6.7    Registration Rights.
(a)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)    Each Grantor agrees to use its best efforts to do or cause to be done all such other reasonable acts as are necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
Section 6.8    Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
Section 6.9    Intentionally Omitted.

Section 6.10    IP Licenses. If an Event of Default shall occur and be continuing, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article 6 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense and otherwise exploit any and all Intellectual Property now owned or held (if licensed, to the extent permitted by such license) or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).
ARTICLE 7.
THE ADMINISTRATIVE AGENT
Section 7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following if an Event of Default shall occur and be continuing:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Sections 6.6 or 6.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b) below, it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to reasonably promptly comply therewith.
(c)    [Reserved].
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Discharge of the Obligations.
Section 7.2    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

Section 7.3    Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable Law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent on behalf of the Secured Parties under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of a Grantor, whether now owned or hereafter existing or acquired by such Grantor or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section 7.4    Authority of Administrative Agent.
(a)    Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
(b)    The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.
Section 7.5    Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
ARTICLE 8.
MISCELLANEOUS
Section 8.1    Amendments in Writing; Amendments to Schedules. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. Each of the Schedules hereto may be amended or supplemented by any Grantor at any time by providing written notice of such amendment or supplement to the Administrative Agent, and in such case such schedule shall be deemed to be amended and supplemented as of the date of such written notice.

Section 8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 as updated from time to time by any Grantor by providing notice to Administrative Agent in accordance with Section 10.02 of the Credit Agreement.
Section 8.3    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 8.4    Enforcement Expenses; Indemnification.
(a)    To the extent the Borrower would be required by the Credit Agreement, each Grantor agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
(b)    To the extent the Borrower would be required by the Credit Agreement, each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.
(d)    The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
(e)    Each Grantor agrees that the provisions of Section 3.01 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
Section 8.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.

Section 8.6    Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party (other than any Hedge Bank or Cash Management Bank) at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such party may elect, against and on account of the obligations and liabilities of such Grantor to such party hereunder and claims of every nature and description of such party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such party may elect, whether or not any party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party (other than any Hedge Bank or Cash Management Bank) shall notify such Grantor promptly of any such set-off and the application made by such party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party (other than any Hedge Bank or Cash Management Bank) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such party may have.
Section 8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 8.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 8.10    Integration/Conflict. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 8.11    GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.12    Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;
(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and that nothing in this agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or its Properties in the courts of any jurisdiction;
(d)    waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e)    consents to service of process in the manner provided for in Section 10.02 of the Credit Agreement (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law); and
(f)    waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
Section 8.13    Acknowledgments. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
Section 8.14    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Section 8.15    Releases.
(a)    At such time as there has been a Discharge of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be Disposed of by any Grantor to a person other than another Grantor in a transaction not prohibited by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that of all the Equity Interests of such Subsidiary Guarantor shall be Disposed of to a person other than another Grantor in a transaction not prohibited by the Credit Agreement; provided that, in the case of a Disposition (which excludes, for the avoidance of doubt, the designation of a Guarantor as an Unrestricted Subsidiary), the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith. If any Grantor is designated as an Unrestricted Subsidiary in accordance with the Credit Agreement, or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation, merger, amalgamation or dissolution) in a transaction permitted by the Credit Agreement, such Grantor and all Equity Interests in such Grantor pledged hereunder shall be automatically released and relieved of all of the obligations under this Agreement and all Liens granted by such Grantor on its assets in favor of the Administrative Agent shall be automatically released. Promptly following the request and at the sole expense of the Borrower or any such Grantor, the Administrative Agent shall file all terminations and releases necessary to effectuate the releases described in the preceding sentence.
(c)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
Section 8.16    WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17    No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the security interests or Liens or priority thereof granted by any Grantor under any Loan Document, including the Existing GCA, or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, any Loan Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Borrower or any other Grantor under any Loan Document from any of its obligations and liabilities under the Original Credit Agreement or the other Loan Documents or any of the Liens and security interests granted by Borrower or any other Grantor under the Original Credit Agreement or the other Loan Documents, including the Existing GCA. This Agreement is not a novation of the Existing GCA but rather a complete amendment and restatement thereof.

(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Second Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

POST HOLDINGS, INC.

By:	/s/ Jeff A. Zadoks
Name:	Jeff A. Zadoks
Title:	Executive Vice President and Chief Financial Officer

BE PARTNER LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BEF FOODS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BEF MANAGEMENT, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BEF RESTAURANT SERVICES LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BOB EVANS EXPRESS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

BOB EVANS FARMS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BOB EVANS FARMS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BOB EVANS HOLDING, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

BOB EVANS TRANSPORTATION COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

CASA TRUCKING, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

CRYSTAL FARMS DAIRY COMPANY

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

IMPACT REAL PROPERTIES, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary

KETTLE CREATIONS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MCAFE HOLDING, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MFI HOLDING CORPORATION

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MFI INTERNATIONAL, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

M.G. WALDBAUM COMPANY

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

MICHAEL FOODS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MICHAEL FOODS GROUP, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MICHAEL FOODS OF DELAWARE, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MOM BRANDS COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

MOM BRANDS SALES, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

NATIONAL PASTEURIZED EGGS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

NATIONAL PASTEURIZED EGGS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

NORTHERN STAR CO.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

PAPETTI’S HYGRADE EGG PRODUCTS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

PCB BATTLE CREEK, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

PHI CANADA HOLDING CORP.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary

PINELAND FARMS POTATO COMPANY, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

POST CONSUMER BRANDS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

POST FOODS, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT]